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                                                                    EXHIBIT 5.1


July 20,2000


Cal Dive International, Inc.
400 N. Sam Houston Parkway E.
Suite 400
Houston, Texas 77060


Gentlemen:

                I am acting as General Counsel for Cal Dive International, Inc., a Minnesota corporation (the "Company"), and give this opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 4,300,000 shares of the Company's common stock, no par value per share (the "Common Stock"), to be offered upon the terms and subject to the conditions set forth in the Company's Shelf Registration Statement on Form S-3 (the "Registration Statement") relating thereto filed with the U.S. Securities and Exchange Commission.

                In connection therewith, I have examined originals or copies certified or otherwise identified to our satisfaction of the Amended and Restated Articles of Incorporation of the Company, the Bylaws of the Company, the corporate proceedings with respect to the offering of shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

                I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.


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Cal Dive International, Inc.
July 20, 2000
Page 2

                Based on the foregoing examination, I am of the opinion that the 4,300,000 shares of Common Stock to the extent owned by certain holders of securities of the Company have been duly and validly issued, and are fully paid and nonassessable and, to the extent such shares are to be issued by the Company, upon due authorization by the Company's Board of Directors and upon compliance with the terms of any applicable indemnity agreements, such shares will be duly and validly issued, and fully paid an nonassessable.

                I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ ANDREW C. BECHER

                                                 Andrew C.  Becher
                                                 Senior Vice President
                                                 and General Counsel


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